UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 20, 2006

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12252 (Commission File Number)	13-3675988 (I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s telephone number: (312) 474-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ian S. Kaufman has been appointed First Vice President, Controller and Chief Accounting Officer of Equity Residential (the “Company”) effective as of November 20, 2006.  Mr. Kaufman, who has been with the Company for eight years, is assuming the position of Chief Accounting Officer, formerly held by Mark L. Wetzel, who resigned from the Company as of October 2, 2006, as previously reported in the Form 8-K filed by the Company on September 15, 2006.  Mr. Kaufman will continue to report to Donna Brandin, the Chief Financial Officer of the Company.  Mr. Kaufman, 38, has served as Vice President - Financial Reporting of the Company since January 2005.  He was Assistant Vice President - Financial Reporting of the Company from January 2001 to December 2004 and Director - Financial Reporting of the Company from August 1998 to December 2000.  Mr. Kaufman is a registered CPA and has a BBA in Accounting from the University of Michigan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: November 22, 2006	By:	/s/ Donna Brandin
	Name:	Donna Brandin
	Its:	Executive Vice President and Chief Financial Officer

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: November 22, 2006	By:	/s/ Donna Brandin
	Name:	Donna Brandin
	Its:	Executive Vice President and Chief Financial Officer